ADP Reports Fourth Quarter and Fiscal 2019 Results; Provides Fiscal 2020 Outlook

•	Revenues increased 6% to $14.2 billion for the year, 7% organic constant currency

•	Employer Services New Business Bookings grew 8% for the year

•	Net earnings increased 22% to $2.3 billion; adjusted net earnings increased 19% to $2.4 billion

•	Adjusted EBIT increased 15% to $3.2 billion, and adjusted EBIT margin expanded 160 basis points to 22.3%

•	Diluted earnings per share ("EPS") increased 23% to $5.24 for the year; adjusted diluted EPS increased 20% to $5.45

•	Forecasting fiscal 2020 revenue to increase 6% to 7%, adjusted EBIT margin to increase 100 to 125 basis points, and adjusted diluted EPS to increase 12% to 14%

ROSELAND, N.J. – July 31, 2019 – ADP (Nasdaq: ADP), a leading global technology company providing human capital management (HCM) solutions, today announced its fourth quarter and fiscal 2019 financial results, and provided its fiscal 2020 outlook.
Fourth Quarter and Fiscal 2019 Consolidated Results
Compared to last year’s fourth quarter, revenues increased 6% to $3.5 billion, 6% organic constant currency. Net earnings increased 237% to $476 million, with growth primarily benefiting from the impact of prior year pre-tax charges of $365 million related to the Company's Voluntary Early Retirement Program and other transformation initiatives. Adjusted net earnings increased 13% to $498 million. Adjusted EBIT increased 7% to $669 million, representing adjusted EBIT margin expansion of 20 basis points in the quarter to 19.1%, including approximately 20 basis points of pressure from acquisitions. Adjusted EBIT margin expansion was driven by continued execution of transformation initiatives as well as operating efficiencies, offset by incremental selling and amortization expense. ADP’s effective tax rate for the quarter was 24.9%, and 25.0% on an adjusted basis. Diluted EPS increased 241% to $1.09, and adjusted diluted EPS increased 15% to $1.14 due to the factors discussed above as well as a net share count reduction.
For the year, revenues increased 6% to $14.2 billion, 7% organic constant currency. Net earnings increased 22% to $2.3 billion, and adjusted net earnings increased 19% to $2.4 billion. Adjusted EBIT increased 15% to $3.2 billion, representing adjusted EBIT margin expansion of 160 basis points to 22.3%, including approximately 30 basis points of pressure from acquisitions. Adjusted EBIT margin expansion was driven by continued execution of transformation initiatives as well as operating efficiencies. ADP’s effective tax rate for the year was 23.7%, and 23.8% on an adjusted basis. Diluted EPS increased 23% to $5.24, and adjusted diluted EPS increased 20% to $5.45 due to the factors discussed above as well as a net share count reduction.
As part of its ongoing transformation strategy, in the fourth quarter of fiscal 2019 ADP implemented a Workforce Optimization initiative to reduce management layers and increase spans of controls.
“This quarter represented a solid finish to a strong year,” said Carlos Rodriguez, President and Chief Executive Officer, ADP. “We are pleased that we have balanced our financial growth objectives with a number of operational priorities. We continued to successfully execute on our transformation initiatives, launched a new brand campaign, and made significant progress on our next generation platforms as we stay focused on creating long-term shareholder value.”
“ADP remains committed to reinvesting in its product, distribution, and service to drive sustainable growth,” said Kathleen Winters, Chief Financial Officer, ADP. “And we are moving forward with our transformation initiatives as we look to both simplify the organization and enhance our competitive positioning.”

Adjusted EBIT, adjusted EBIT margin, adjusted net earnings, adjusted diluted earnings per share, adjusted effective tax rate, constant currency, and organic constant currency are all non-GAAP financial measures. Please refer to the accompanying financial tables at the end of this release for a discussion of why ADP believes these measures are important and for a reconciliation of non-GAAP financial measures to their comparable GAAP financial measures.

Fourth Quarter and Fiscal 2019 Segment Results
Employer Services – Employer Services offers a comprehensive range of global HCM and Human Resources Outsourcing solutions. Compared to last year:

•
Employer Services revenues increased 4% on a reported basis and 5% on an organic constant currency basis for the quarter, and increased 5% on a reported and organic constant currency basis for the fiscal year.

•	Employer Services New Business Bookings increased 11% for the fourth quarter and increased 8% for the fiscal year.

•	Employer Services client revenue retention was up 40 basis points for the year to 90.8%.

•	Pays per control increased 2.8% for the quarter and 2.7% for the fiscal year.

•
Employer Services segment margin decreased 30 basis points for the quarter, including approximately 30 basis points of pressure from acquisitions; margin increased 230 basis points for the fiscal year, including approximately 50 basis points of pressure from acquisitions.

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions. Compared to last year:

•	PEO Services revenues increased 9% for the quarter and increased 9% for the fiscal year.

•	PEO Services revenues excluding zero-margin benefits pass-throughs increased 7% for the quarter and increased 8% for the fiscal year.

•	Average Worksite Employees paid by PEO Services increased 8% to about 563,000 for the quarter and increased 8% to about 547,000 for the fiscal year.

•	PEO Services segment margin increased approximately 70 basis points for the quarter and increased 60 basis points for the year.

Included within the results of our segments above:
Interest on Funds Held for Clients – The safety, liquidity and diversification of ADP clients’ funds are the foremost objectives of the Company’s investment strategy. Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines and most of the investment portfolio is rated AAA/AA. Compared to last year:

•	Interest on funds held for clients increased 17% to $147 million for the quarter and increased 20% to $562 million for the fiscal year.

•	Average client funds balances increased 5% to $26.2 billion for the quarter and increased 5% to $25.5 billion for the fiscal year.

•	The average interest yield on client funds increased 20 basis points to 2.3% for the quarter and increased 30 basis points to 2.2% for the fiscal year.

Fiscal 2020 Outlook
Certain components of ADP’s fiscal 2020 outlook and related growth comparisons exclude the impact of the following items and are discussed on an adjusted basis where applicable. Please refer to the accompanying financial tables for a reconciliation of these adjusted amounts to their closest comparable GAAP measure.

•	Fiscal 2019 pre-tax charges of about $138 million related to transformation initiatives

•	Fiscal 2019 pre-tax gain of about $16 million related to sale of assets

•	Fiscal 2020 pre-tax charges of about $30 million related to transformation initiatives
Consolidated Fiscal 2020 Outlook

•	Revenue growth of 6% to 7%

•	Adjusted EBIT margin up 100 to 125 basis points

•	Adjusted effective tax rate of 23.8%

•	Diluted EPS growth of 14% to 16%

•	Adjusted diluted EPS growth of 12% to 14%
Employer Services Segment Fiscal 2020 Outlook

•	Employer Services revenue growth of 4% to 5%

•	Employer Services margin up 100 to 125 basis points

•	Employer Services New Business Bookings growth of 6% to 8%

•	Employer Services client revenue retention up 10 to 20 basis points

•	Increase in pays per control of 2.5%
PEO Services Segment Fiscal 2020 Outlook

•	PEO revenue growth of 9% to 11%

•	PEO revenue growth excluding zero-margin benefits pass-throughs of 7% to 9%

•	PEO margins flat to down 25 basis points; this outlook reflects approximately 50 basis points of anticipated grow-over pressure related to workers' compensation reserve reductions at ADP Indemnity

•	PEO average Worksite Employee growth of 7% to 9%
Client Funds Extended Investment Strategy Fiscal 2020 Outlook
The interest assumptions in our outlook are based on Fed Funds futures contracts and forward yield curves as of July 30, 2019. The Fed Funds futures contracts are used in the client short and corporate cash interest income outlook. The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of July 30, 2019 were used to forecast new purchase rates for the client and corporate extended, and client long portfolios, respectively.

•
Interest on funds held for clients of $580 to $590 million; this is based on anticipated growth in average client funds balances of 4% to 5% from $25.5 billion in fiscal 2019, and an average yield which is anticipated to be about flat as compared to 2.2% in fiscal 2019

•	Total contribution from the client funds extended investment strategy of $585 to $595 million

Fiscal 2020 Outlook

		Fiscal 2019 (unaudited)	Fiscal 2020 Outlook (a)
Total ADP	Revenues	$14,175M	↑ 6% - 7%
	Adj. EBIT Margin	22.3%	↑ 100 - 125 bps
	Adj. Effective Tax Rate	23.8%	Flat at 23.8%
	Adj. Diluted EPS	$5.45	↑ 12% - 14%
Employer Services	Revenues	$9,943M	↑ 4% - 5%
	Margin	29.7%	↑ 100 - 125 bps
	ES New Business Bookings	$1.6B	↑ 6% - 8%
	Client Revenue Retention	90.8%	↑ 10 - 20 bps
	Pays Per Control	↑ 2.7%	↑ ~2.5%
PEO Services	Revenues	$4,243M	↑ 9% - 11%
	Revenues Ex Pass-throughs	$1,530M	↑ 7% - 9%
	Margin	14.6%	Flat to ↓ (25) bps
	Average WSEs	547,000	↑ 7% - 9%
Client Funds Interest	Average Client Funds Balances	$25.5B	↑ 4% - 5%
	Yield on Client Funds Portfolio	2.2%	Flat at 2.2%
	Client Funds Interest Revenue	$562M	$580 - $590M
	Extended Investment Strategy	$557M	$585 - $595M
(a) Outlook contemplates the impact of prior fiscal year acquisition of Celergo and anticipated impact of foreign currency in revenue and operating results.

Investor Webcast Today
As previously announced, ADP will host a conference call for financial analysts today, Wednesday, July 31, 2019 at 8:30 a.m. ET. The conference call will be webcast live on ADP’s website at investors.adp.com and will be available for replay following the call. A slide presentation accompanying the webcast is also available at investors.adp.com/events-and-presentations.

Supplemental financial information including schedules of quarterly and full year reportable segment revenues and earnings for fiscal years 2018 and 2019, as well as quarterly details of the fiscal 2019 results from the client funds extended investment strategy, are posted to ADP’s website at investors.adp.com. ADP news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About ADP (Nasdaq: ADP)
Designing better ways to work through cutting-edge products, premium services and exceptional experiences that enable people to reach their full potential.  HR, Talent, Time Management, Benefits and Payroll. Informed by data and designed for people.  Learn more at ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$2,290.5	$2,219.0	$9,375.8	$8,983.4
Interest on funds held for clients	146.9	125.6	561.9	466.5
PEO revenues (A) (B) (C)	1,061.3	971.6	4,237.5	3,877.8
Total revenues	3,498.7	3,316.2	14,175.2	13,327.7

Expenses:
Costs of revenues:
Operating expenses (B) (C)	1,775.4	1,716.1	7,145.9	6,901.0
Systems development and programming costs	162.1	153.9	636.3	635.4
Depreciation and amortization	83.0	72.4	304.4	274.5
Total costs of revenues	2,020.5	1,942.4	8,086.6	7,810.9

Selling, general, and administrative expenses	854.8	810.4	3,064.2	2,959.4
Interest expense	33.7	28.5	129.9	102.7
Total expenses	2,909.0	2,781.3	11,280.7	10,873.0

Other (income)/expense, net	(43.6)	280.0	(111.1)	172.1

Earnings before income taxes	633.3	254.9	3,005.6	2,282.6

Provision for income taxes	157.8	114.0	712.8	397.7

Net earnings	$475.5	$140.9	$2,292.8	$1,884.9

Basic earnings per share	$1.10	$0.32	$5.27	$4.28

Diluted earnings per share	$1.09	$0.32	$5.24	$4.25

Components of Other (income)/ expense, net:
Interest income on corporate funds	$(26.0)	$(24.1)	$(97.6)	$(83.5)
Realized gains on available-for-sale securities	(0.6)	(0.1)	(1.8)	(2.0)
Realized losses on available-for-sale securities	0.1	1.3	2.7	4.5
Impairment of intangible assets	—	—	12.1	—
Gain on sale of assets	—	(0.3)	(4.1)	(0.7)
Gain on sale of investment	(15.7)	—	(15.7)	—
Non-service components of pension expense, net (D)	(1.4)	303.2	(6.7)	253.8
Other (income)/expense, net	$(43.6)	$280.0	$(111.1)	$172.1

(A) Professional Employer Organization (“PEO”) revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes of $10,510.0 million and $9,593.9 million for the three months ended June 30, 2019 and 2018, respectively, and $42,688.8 million and $39,140.9 million for the twelve months ended June 30, 2019 and 2018, respectively.

(B) PEO revenues and operating expenses include zero-margin benefits pass-through costs of $701.5 million and $634.4 million, and $2,712.5 million and $2,463.1 million for the three and twelve months ended June 30, 2019 and 2018, respectively.

(C) PEO revenues and operating expenses include costs related to workers' compensation coverage and state unemployment taxes for worksite employees of $94.5 million and $97.6 million, and $478.5 million and $482.4 million for the three and twelve months ended June 30, 2019 and 2018, respectively.

(D) The charges within non-service components of pension expense, net includes $12.3 million of non-cash settlement charges related to the Voluntary Early Retirement Program ("VERP"), partially offset by $13.7 million related to other components of net periodic pension cost for the three months ended June 30, 2019. For the twelve months ended June 30, 2019, charges within non-service components of pension expense, net includes $48.2 million of non-cash settlement charges and of special termination benefits related to the VERP, partially offset by $54.9 million related to other components of net periodic pension cost.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Balance Sheets
(In millions)
(Unaudited)
	June 30,	June 30,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$1,949.2	$2,170.0
Accounts receivable, net of allowance for doubtful accounts of $54.9 and $51.3, respectively	2,439.3	1,984.2
Other current assets	519.6	531.3
Total current assets before funds held for clients	4,908.1	4,685.5
Funds held for clients	29,434.2	27,137.8
Total current assets	34,342.3	31,823.3
Long-term receivables, net of allowance for doubtful accounts of $0.4 and $0.5, respectively	23.8	25.5
Property, plant and equipment, net	764.2	793.7
Deferred contract costs	2,428.5	2,377.4
Other assets	934.4	699.3
Goodwill	2,323.0	2,243.5
Intangible assets, net	1,071.5	886.4
Total assets	$41,887.7	$38,849.1

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$125.5	$135.4
Accrued expenses and other current liabilities	1,759.0	1,547.6
Accrued payroll and payroll-related expenses	721.1	667.7
Dividends payable	340.1	298.9
Short-term deferred revenues	220.7	225.7
Obligations under reverse repurchase agreements (A)	262.0	—
Income taxes payable	54.8	43.9
Total current liabilities before client funds obligations	3,483.2	2,919.2
Client funds obligations	29,144.5	27,493.5
Total current liabilities	32,627.7	30,412.7
Long-term debt	2,002.2	2,002.4
Other liabilities	798.7	728.0
Deferred income taxes	659.9	522.0
Long-term deferred revenues	399.3	448.1
Total liabilities	36,487.8	34,113.2

Stockholders' equity:
Preferred stock, $1.00 par value: authorized, 0.3 shares; issued, none	—	—
Common stock, $0.10 par value: authorized, 1,000.0 shares; issued, 638.7 shares at June 30, 2019 and June 30, 2018; outstanding, 434.2 and 438.8 shares at June 30, 2019 and June 30, 2018, respectively	63.9	63.9
Capital in excess of par value	1,183.2	1,014.8
Retained earnings	17,500.6	16,546.6
Treasury stock - at cost: 204.5 and 199.9 shares at June 30, 2019 and June 30, 2018, respectively	(13,090.5)	(12,209.6)
Accumulated other comprehensive loss	(257.3)	(679.8)
Total stockholders’ equity	5,399.9	4,735.9
Total liabilities and stockholders’ equity	$41,887.7	$38,849.1

(A) As of June 30, 2019, $261.4 million of long-term marketable securities and $0.6 million of cash and cash equivalents have been pledged as collateral under the Company's reverse repurchase agreements.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Cash Flows
(In millions)
(Unaudited)	Twelve Months Ended
	June 30,
	2019	2018
Cash Flows from Operating Activities:
Net earnings	$2,292.8	$1,884.9
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	409.0	377.6
Amortization of deferred contract costs	874.0	837.4
Deferred income taxes	9.3	(152.0)
Stock-based compensation expense	167.3	175.4
Net pension expense	55.4	330.4
Net amortization of premiums and accretion of discounts on available-for-sale securities	50.1	71.5
Impairment of intangible assets	12.1	—
Gain on sale of assets	(19.8)	(0.7)
Other	43.9	32.2
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(473.9)	(291.8)
Increase in other assets	(987.2)	(858.3)
Decrease in accounts payable	(10.7)	(1.9)
Increase in accrued expenses and other liabilities	266.0	110.5
Net cash flows provided by operating activities	2,688.3	2,515.2

Cash Flows from Investing Activities:
Purchases of corporate and client funds marketable securities	(4,422.6)	(4,876.8)
Proceeds from the sales and maturities of corporate and client funds marketable securities	2,909.0	3,455.0
Capital expenditures	(162.0)	(206.1)
Additions to intangibles	(404.5)	(264.7)
Acquisitions of businesses, net of cash acquired	(125.5)	(612.4)
Proceeds from the sale of property, plant, and equipment and other assets	7.9	0.4
Net cash flows used in investing activities	(2,197.7)	(2,504.6)

Cash Flows from Financing Activities:
Net increase in client funds obligations	1,696.0	340.4
Payments of debt	(2.1)	(7.3)
Repurchases of common stock	(937.7)	(989.3)
Net proceeds from stock purchase plan and stock-based compensation plans	72.9	69.3
Dividends paid	(1,293.0)	(1,063.7)
Net proceeds from reverse repurchase agreements	262.0	—
Other	(5.8)	(5.3)
Net cash flows used in financing activities	(207.7)	(1,655.9)

Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(28.8)	5.8

Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	254.1	(1,639.5)

Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	6,542.1	8,181.6
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$6,796.2	$6,542.1

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	1,949.2	2,170.0
Restricted cash and restricted cash equivalents included in funds held for clients	4,847.0	4,372.1
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$6,796.2	$6,542.1

Supplemental disclosures of cash flow information:
Cash paid for interest	$127.5	$100.5
Cash paid for income taxes, net of income tax refunds	$633.8	$529.7

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	June 30,			June 30,
	2019	2018	% Change	2019	2018	% Change
Revenues
Employer Services	$2,435.1	$2,349.0	4%	$9,942.8	$9,454.8	5%
PEO Services	1,062.0	972.9	9%	4,242.7	3,882.3	9%
Other	1.6	(5.7)	n/m	(10.3)	(9.4)	n/m
Total revenues	$3,498.7	$3,316.2	6%	$14,175.2	$13,327.7	6%

Segment earnings
Employer Services	$624.0	$609.7	2%	$2,957.0	$2,598.1	14%
PEO Services	161.5	141.0	15%	620.1	544.6	14%
Other	(152.2)	(495.8)	n/m	(571.5)	(860.1)	n/m
Total pretax earnings	$633.3	$254.9	148%	$3,005.6	$2,282.6	32%

	Three Months Ended			Twelve Months Ended
	June 30,			June 30,
Segment margin	2019	2018	% Change	2019	2018	% Change
Employer Services	25.6%	26.0%	(0.3)%	29.7%	27.5%	2.3%
PEO Services	15.2%	14.5%	0.7%	14.6%	14.0%	0.6%
Other	n/m	n/m	n/m	n/m	n/m	n/m
Total pretax margin	18.1%	7.7%	10.4%	21.2%	17.1%	4.1%

	Three Months Ended			Twelve Months Ended
	June 30,			June 30,
Earnings per share information:	2019	2018	% Change	2019	2018	% Change
Net earnings	$475.5	$140.9	237%	$2,292.8	$1,884.9	22%

Basic weighted average shares outstanding	433.5	438.0	(1)%	435.0	440.6	(1)%
Basic earnings per share	$1.10	$0.32	241%	$5.27	$4.28	23%

Diluted weighted average shares outstanding	436.2	440.9	(1)%	437.6	443.3	(1)%
Diluted earnings per share	$1.09	$0.32	241%	$5.24	$4.25	23%

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Key Statistics:
Employer Services:
Change in pays per control - U.S. (A)	2.8%	3.1%	2.7%	2.7%
Employer Services New Business Bookings growth	11%	19%	8%	9%

PEO Services:
Paid PEO worksite employees at end of period	562,000	535,000	562,000	535,000
Average paid PEO worksite employees during the period	563,000	523,000	547,000	504,000
Significant PEO expenses included within Operating expenses
Zero-margin benefits pass-through costs	$701.5	$634.4	$2,712.5	$2,463.1
Workers' compensation and state unemployment taxes	$94.5	$97.6	$478.5	$482.4

(A) Pays per control represents the number of employees on ADP clients' payrolls in the United States when measured on a same-store-sales basis for a subset of clients ranging from small to large businesses.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	June 30,			June 30,
	2019	2018	% Change	2019	2018	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$1.9	$2.1	(12)%	$1.7	$2.0	(16)%
Corporate extended (A)	3.1	3.1	(1)%	3.2	3.1	0%
Total corporate	4.9	5.2	(5)%	4.8	5.1	(6)%
Funds held for clients	26.2	24.9	5%	25.5	24.3	5%
Total	$31.1	$30.1	3%	$30.3	$29.4	3%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	2.0%	1.7%		1.9%	1.3%
Corporate extended (A)	2.1%	2.0%		2.1%	1.8%
Total corporate	2.1%	1.9%		2.0%	1.6%
Funds held for clients	2.3%	2.0%		2.2%	1.9%
Total	2.2%	2.0%		2.2%	1.9%

Net unrealized (loss)/gain position at end of period	$287.5	$(355.7)		$287.5	$(355.7)

Average short-term financing (in billions):
U.S. commercial paper borrowings	$2.7	$2.8		$2.8	$2.8
U.S., Canadian & U.K. reverse repurchase agreement borrowings	0.3	0.3		0.3	0.4
	$3.1	$3.1		$3.2	$3.1

Average interest rates paid on:
U.S. commercial paper borrowings	2.4%	1.8%		2.2%	1.4%
U.S., Canadian & U.K. reverse repurchase agreement borrowings	2.2%	1.7%		1.9%	1.3%

Interest on funds held for clients	$146.9	$125.6	17%	$561.9	$466.5	20%
Corporate extended interest income (B)	16.5	15.3	7%	65.2	58.0	12%
Corporate interest expense-short-term financing (B)	(18.7)	(13.9)	(35)%	(70.1)	(43.2)	(62)%
Net Impact from Client Fund Strategy	$144.7	$127.0	14%	$557.0	$481.3	16%

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Corporate extended interest income (B)	$16.5	$15.3	$65.2	$58.0
All other interest income	9.5	8.8	32.4	25.5
Total interest income on corporate funds (component of Other (income)/expense, net)	$26.0	$24.1	$97.6	$83.5

Corporate interest expense-short-term financing (B)	$18.7	$13.9	$70.1	$43.2
All other interest expense	15.1	14.6	59.9	59.4
Total interest expense	$33.7	$28.5	$129.9	$102.7

(A) We utilize a strategy by which we extend the maturities of our investment portfolio for funds held for clients and employ short-term financing arrangements to satisfy our short-term funding requirements related to client funds obligations. As part of our client funds investment strategy, we use daily collection of funds from our clients to satisfy other unrelated client fund obligations, rather than liquidating previously-collected client funds that have already been invested in available-for-sale securities.

(B) While “Corporate extended interest income” and “Corporate interest expense-short-term financing,” related to our client funds investment strategy, are non-GAAP measures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments, and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is provided above.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(in millions, except per share amounts)
(Unaudited)

In addition to our GAAP results, we use the adjusted results and other non-GAAP metrics set forth in the table below to evaluate our operating performance in the absence of certain items and for planning and forecasting of future periods:

Adjusted Financial Measure	U.S. GAAP Measures
Adjusted EBIT	Net earnings
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings	Net earnings
Adjusted diluted earnings per share	Diluted earnings per share
Adjusted effective tax rate	Effective tax rate
Constant Currency Basis	U.S. GAAP P&L line items
Organic constant currency	Revenues
Corporate extended interest income (see prior page)	Interest income
Corporate interest expense-short-term financing (see prior page)	Interest expense

We believe that the exclusion of the identified items below helps us reflect the fundamentals of our underlying business model and analyze results against our expectations and against prior period, and to plan for future periods by focusing on our underlying operations.  We believe that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance.  The nature of these exclusions is for specific items that are not fundamental to our underlying business operations.  Since these adjusted financial measures and other non-GAAP metrics are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, as a substitute for, or superior to their corresponding U.S. GAAP measures, and they may not be comparable to similarly titled measures at other companies.

	Three Months Ended				Twelve Months Ended
	June 30,		% Change		June 30,		% Change
	2019	2018	As Reported	Constant Currency Basis (g)	2019	2018	As Reported	Constant Currency Basis (g)
Net earnings	$475.5	$140.9	237%	239%	$2,292.8	$1,884.9	22%	22%
Adjustments:
Provision for income taxes	157.8	114.0			712.8	397.7
All other interest expense (a)	15.1	14.6			59.9	59.4
All other interest income (a)	(9.5)	(8.8)			(32.4)	(25.5)
Gain on sale of assets	(15.7)	—			(15.7)	—
Transformation initiatives (b)	45.9	365.3			138.3	404.8
Proxy contest matters (c)	—	—			—	33.3
Adjusted EBIT	$669.1	$626.0	7%	7%	$3,155.7	$2,754.6	15%	15%
Adjusted EBIT Margin	19.1%	18.9%			22.3%	20.7%

Provision for income taxes	$157.8	$114.0	38%	39%	$712.8	$397.7	79%	80%
Adjustments:
Gain on sale of assets (d)	(3.9)	—			(3.9)	—
Transformation initiatives (d)	11.7	112.4			34.5	122.1
Proxy contest matters (d)	—	—			—	10.4
Tax Cuts and Jobs Act (e)	—	(44.9)			0.5	183.2
Adjusted provision for income taxes	$165.6	$181.5	(9)%	(8)%	$743.9	$713.4	4%	4%
Adjusted effective tax rate (f)	25.0%	29.3%			23.8%	26.2%

Net earnings	$475.5	$140.9	237%	239%	$2,292.8	$1,884.9	22%	22%
Adjustments:
Gain on sale of assets	(15.7)	—			(15.7)	—
Provision for income taxes on gain on sale of assets (d)	3.9	—			3.9	—
Transformation initiatives (b)	45.9	365.3			138.3	404.8
Income tax benefit for transformation initiatives (d)	(11.7)	(112.4)			(34.5)	(122.1)
Proxy contest matters (c)	—	—			—	33.3
Income tax benefit for proxy contest matters (d)	—	—			—	(10.4)
Tax Cuts and Jobs Act (e)	—	44.9			(0.5)	(183.2)
Adjusted net earnings	$497.9	$438.7	13%	14%	$2,384.3	$2,007.3	19%	19%

Diluted EPS	$1.09	$0.32	241%	244%	$5.24	$4.25	23%	24%
Adjustments:
Gain on sale of assets (d)	(0.03)	—			(0.03)	—
Transformation initiatives (b) (d)	0.08	0.57			0.24	0.64
Proxy contest matters (c) (d)	—	—			—	0.05
Tax Cuts and Jobs Act (e)	—	0.10			—	(0.41)
Adjusted diluted EPS	$1.14	$0.99	15%	15%	$5.45	$4.53	20%	21%

(a) We include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that is not related to our client funds extended investment strategy and are labeled as "All other interest expense" and "All other interest income."

(b) The charges within transformation initiatives are comprised of charges for our VERP, Service Alignment Initiative, Workforce Optimization and other transformation initiatives. Charges in the three months ended June 30, 2019 include $12.3 million for non-cash pension settlement charge related to our VERP and severance charges recorded totaling $29.9 million primarily relating to our Workforce Optimization initiative to reduce management layers and increase spans of controls, and $9.1 million related to our other transformation initiatives. These charges were partially offset by net reversals of charges related to our Service Alignment Initiative of ($5.4 million) for the three months ended June 30, 2019. For the twelve months ended June 30, 2019, charges include $48.2 million for non-cash pension settlement charge and special termination benefits, and $23.6 million of expenses related to the continuing health coverage related to our VERP. We also recorded severance charges totaling $33.6 million primarily relating to our Workforce Optimization initiative to reduce management layers and increase spans of controls and $56.8 million related to our other transformation initiatives. These charges were partially offset by net reversals of charges and gain on sale of assets related to our Service Alignment Initiative of ($23.9 million) for the twelve months ended June 30, 2019. Unlike other severance charges in prior periods which are not included as an adjustment to get to adjusted results, these specific charges relate to actions that are part of our broad-based, company-wide transformation initiative.

(c) Represents non-operational costs relating to proxy contest matters.

(d) The tax benefit/provision on the transformation initiatives, gain on sale of assets, and non-operational charges related to proxy contest matters was calculated based on the annualized marginal rate in effect during the quarter of the adjustment.

(e) The net benefit for the twelve months ended June 30, 2018 is comprised of the re-measurement of deferred tax balances resulting in a one-time benefit, primarily as a result of ASC 606, using the lower tax rates enacted under the Tax Cuts and Jobs Act (“Act”), adjustments to the one-time transition tax on the earnings and profits of our foreign subsidiaries, foreign withholding taxes, and a valuation allowance against our foreign tax credits which may not be realized under the Act.

(f) The Adjusted effective tax rate is calculated as our Adjusted provision for income taxes divided by our Adjusted net earnings plus our Adjusted provision for income taxes.

(g) "Constant currency basis" provides information that isolates the actual growth of our operations. "Constant currency basis" is determined by calculating the current year result using foreign exchange rates consistent with the prior year.

The following table reconciles our reported growth rates to the non-GAAP measure of organic revenue, which excludes the impact of acquisitions, the impact of dispositions, and the impact of foreign currency. The impact of acquisitions and dispositions is calculated by excluding the current year revenues of acquisitions until the one year anniversary of the transaction and by excluding the prior year revenues of divestitures for the one year period preceding the transaction. The impact of foreign currency is determined by calculating the current year result using foreign exchange rates consistent with the prior year. The PEO segment is not impacted by acquisitions, dispositions or foreign currency.

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
Revenue growth consolidated:	2019	2018	2019	2018

Employer Services	4%	8%	5%	6%
PEO Services	9%	10%	9%	12%
Consolidated revenue growth as reported	6%	8%	6%	8%
Adjustments:
Impact of acquisitions	—%	(1)%	(1)%	(1)%
Impact of foreign currency	1%	(1)%	1%	(1)%
Consolidated revenue growth, organic constant currency	6%	6%	7%	6%

Segment:

Employer Services revenue growth as reported	4%	8%	5%	6%
Adjustments:
Impact of acquisitions	—%	(2)%	(1)%	(1)%
Impact of foreign currency	1%	(1)%	1%	(1)%
Employer Services revenue growth, organic constant currency	5%	5%	5%	4%

Automatic Data Processing, Inc. and Subsidiaries
Fiscal 2019 to Fiscal 2020 Non-GAAP Guidance Reconciliation
(Unaudited)
			Fiscal 2020
	Fiscal 2019		Outlook
Earnings before income taxes / margin (GAAP)	$3,005.6	21.2%	165 - 190 bps
All other interest expense (a)	59.9	40 bps	(5) bps
All other interest income (a)	(32.4)	(20) bps	10 bps
Gain on sale of assets - FY19	(15.7)	(10) bps	10 bps
Transformation initiatives - FY19 (b)	138.3	100 bps	(100) bps
Transformation initiatives - FY20 (b)	-	-	20 bps
Adjusted EBIT margin (Non-GAAP)	$3,155.7	22.3%	100 - 125 bps

Effective tax rate (GAAP)		23.7%	23.8%
Gain on sale of assets - FY19		-	-
Transformation initiatives - FY19 (b)		0.1%	-
Transformation initiatives - FY20 (b)		-	-
Adjusted effective tax rate (Non-GAAP)		23.8%	23.8%

Diluted earnings per share (GAAP)		$5.24	14 - 16%
Gain on sale of assets - FY19		(0.03)	~ 1%
Transformation initiatives - FY19 (b)		0.24	~ (5%)
Transformation initiatives - FY20 (b)		-	~ 2%
Adjusted diluted earnings per share (Non-GAAP)		$5.45	12 - 14%

a) We include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. These adjustments in the table above represent the interest income and interest expense that is not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

b) The charges within transformation initiatives are comprised of charges for our VERP, Service Alignment Initiative, Workforce Optimization and other transformation initiatives. For the twelve months ended June 30, 2019, charges include $48.2 million for non-cash pension settlement charge and special termination benefits, and $23.6 million of expenses related to the continuing health coverage related to our VERP. We also recorded severance charges totaling $33.6 million primarily relating to our Workforce Optimization initiative to reduce management layers and increase spans of controls and $56.8 million related to our other transformation initiatives. These charges were partially offset by net reversals of charges and gain on sale of assets related to our Service Alignment Initiative of ($23.9 million) for the twelve months ended June 30, 2019. Unlike other severance charges in prior periods which are not included as an adjustment to get to adjusted results, these specific charges relate to actions that are part of our broad-based, company-wide transformation initiative.

Safe Harbor Statement
This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining, and retaining, clients, and selling additional services to clients; the pricing of products and services; the success of our new solutions; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or cyber breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; changes in technology; availability of skilled technical associates; the impact of new acquisitions and divestitures; and the adequacy, effectiveness and success of our business transformation initiatives. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in other written or oral statements made from time to time by ADP, should be considered in evaluating any forward-looking statements contained herein.

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